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                                                                  Exhibit 23.1

(PRICEWATERHOUSECOOPERS LETTERHEAD)


July 16, 2003


CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-4/A (No. 333-106256) of CANWEST MEDIA INC. of our report dated November 1, 2002, except as to note 18 which is as of April 3, 2003 and the revision to notes 9 (b) and 20, which are as of June 6, 2003, relating to the consolidated financial statements of CanWest Media Inc. for the year ended August 31, 2002, which appear in such Registration Statement. We also consent to the use of our Comments by Auditors on Canada-U.S. Reporting Difference dated November 1, 2002, except as to note 18, which is as of December 18, 2002. We also consent to the references to us under the headings "Selected Historical Financial Data" and "Independent Public Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.